Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Record Second Quarter 2022 Results

Run-Rate Production of 14,948 Boe/d up 4% to Record Level (All Organic Growth)

Net DUCs and Permits up 7% to Record Level

Record Oil, Natural Gas and Natural Gas Liquids Revenue

Record Net Income and Consolidated Adjusted EBITDA

Record Cash Available for Distribution per Common Unit

Record Cash Distribution of $0.55 Declared

FORT WORTH, Texas, August 4, 2022 – Kimbell Royalty Partners, LP (NYSE: KRP) ("Kimbell"), a leading owner of oil and natural gas mineral and royalty interests in more than 122,000 gross wells across 28 states, today announced financial and operating results for the quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•	Record Q2 2022 run-rate daily production of 14,948 barrels of oil equivalent (“Boe”) per day (6:1), an increase of 4% from Q1 2022 (all organic growth)

•	Record Q2 2022 oil, natural gas and NGL revenues of $78.6 million, an increase of 21% from Q1 2022, reflecting improved realized commodity prices

•	Record Q2 2022 net income of approximately $43.3 million and net income attributable to common units of approximately $37.9 million

•	Record Q2 2022 consolidated Adjusted EBITDA of $53.5 million, an increase of 22% from Q1 2022

•	Record cash available for distribution of $0.74 per common unit, an increase of 16% from Q1 2022

•	Announces a Q2 2022 cash distribution of $0.55 per common unit, an increase of 17% from Q1 2022 and a new record, reflecting a payout ratio of 75% of cash available for distribution; implies a 12.7% annualized yield based on the August 3, 2022 closing price of $17.34 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s secured revolving credit facility

•	As of June 30, 2022, Kimbell’s major properties[1] had 5.36 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (2.38 net DUCs and 2.98 net permitted locations), up from 5.03 net DUCs and net permitted locations as of March 31, 2022 and a new record

1 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 20% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

•	As of June 30, 2022, Kimbell had 74 rigs actively drilling on its acreage, up 1% from Q1 2022 and representing 10.1%[2] market share of all rigs drilling in the continental United States as of such time

•	Kimbell affirms its financial and operational guidance ranges for 2022 previously disclosed in its Q4 2021 earnings release

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “Continuing the momentum from Q1 2022, strong commodity prices coupled with organic production growth resulted in several new records for Kimbell. In addition, net DUCs and permits reached record levels at the end of Q2 2022, reflecting increased activity and line-of-site on our acreage. I am particularly pleased with the 4% organic production growth in Q2 2022, driven mainly by significant new production from multiple high interest wells in the Haynesville. Reflecting these strong quarterly results, I am pleased to announce today that our Q2 2022 distribution was a new record at $0.55 cents per common unit.

“Recessionary fears have now permeated the economy and U.S. gasoline demand has decreased, resulting in a steep drop in oil prices from the March 2022 highs. However, upstream operators across the United States have generally kept production growth constrained, which should provide a backstop to the magnitude of potential downside in oil prices from current levels. In fact, overall U.S. oil production has grown only approximately 2% this year even with multi-year highs in commodity prices. After a significant correction in natural gas prices from June highs, natural gas prices are again trending higher, reflecting record power demand and tepid production growth. This price increase is happening notwithstanding approximately 2 bcf/d of demand temporarily lost due to a major LNG export facility being offline. These higher oil and natural gas prices are supporting activity increases across all major basins, which we are seeing in increased lease bonus activity as well as record net DUCs and permits. We continue to see operators maintaining discipline even in the face of these higher prices and expect only modest production growth as we finish out 2022.

“As we look forward in 2022 and beyond, we remain very bullish about the industry overall, are extremely excited about our role as a leading consolidator in the oil and natural gas royalty sector and the prospects for Kimbell to generate long-term unitholder value for years to come.”

Second Quarter 2022 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) declared a cash distribution payment to common unitholders of 75% of cash available for distribution for the second quarter of 2022, or $0.55 per common unit. The distribution will be payable on August 22, 2022 to common unitholders of record at the close of business on August 15, 2022. Kimbell plans to utilize the remaining 25% of cash available for distribution for the second quarter of 2022 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay down from the remaining 25% of Q2 2022 projected cash available for distribution), Kimbell has paid down approximately $63.0 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay down.

2 Based on Kimbell rig count of 74 and Baker Hughes U.S. land rig count of 730 as of July 1, 2022.

Kimbell Royalty Partners, LP – News Release

On May 9, 2022, Kimbell made a cash distribution to its common unitholders and subsequently has reasonably estimated that a portion of that distribution, as well as a portion of the distribution payable on August 22, 2022, should not constitute dividends for U.S. federal income tax purposes. Approximately 58% of the distribution that was paid on May 9, 2022 and approximately 50% of the distribution payable on August 22, 2022 are estimated to constitute non-taxable reductions to the tax basis of each distribution recipient’s ownership interest in Kimbell. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitute dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2022. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Financial Highlights

Kimbell’s second quarter 2022 average realized price per Bbl of oil was $107.96, per Mcf of natural gas was $6.93, per Bbl of NGLs was $46.10 and per Boe combined was $57.78.

During the second quarter of 2022, Kimbell’s total revenues were $72.7 million, net income was approximately $43.3 million and net income attributable to common units was approximately $37.9 million, or $0.66 per common unit.

Total second quarter 2022 consolidated Adjusted EBITDA was $53.5 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the second quarter of 2022, Kimbell’s G&A expense was $7.9 million, $4.9 million of which was Cash G&A expense, or $3.61 per Boe (Cash G&A and Cash G&A per Boe are non-GAAP financial measures.  Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release).

As of June 30, 2022, Kimbell had approximately $216.1 million in debt outstanding under its secured revolving credit facility, had net debt to second quarter 2022 trailing twelve month consolidated Adjusted EBITDA of approximately 1.2x and remained in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $83.9 million in undrawn capacity under its secured revolving credit facility as of June 30, 2022.

As of June 30, 2022 and August 4, 2022, Kimbell had outstanding 57,331,833 common units and 8,211,579 Class B units.

Kimbell Royalty Partners, LP – News Release

Production

Second quarter 2022 average daily production was 14,948 Boe per day (6:1), which was composed of approximately 63% from natural gas (6:1) and approximately 37% from liquids (24% from oil and 13% from NGLs).

Operational Update

As of June 30, 2022, Kimbell’s major properties had 693 gross (2.38 net) DUCs and 708 gross (2.98 net) permitted locations on its acreage. In addition, as of June 30, 2022, Kimbell had 74 rigs actively drilling on its acreage, which represents an approximate 10.1% market share of all land rigs drilling in the continental United States as of such time.

Basin	Gross DUCs as of June 30, 2022(1)	Gross Permits as of June 30, 2022(1)	Net DUCs as of June 30, 2022(1)	Net Permits as of June 30, 2022(1)
Permian	253	331	0.67	1.04
Eagle Ford	73	76	0.69	0.44
Haynesville	91	37	0.54	0.37
Mid-Continent	123	80	0.23	0.18
Bakken	139	134	0.20	0.74
Appalachia	9	29	0.04	0.08
Rockies	5	21	0.01	0.13
Total	693	708	2.38	2.98

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 20% to Kimbell's net inventory.

Hedging Update

Kimbell maintains a consistent hedging methodology, and hedges out two years on a rolling quarterly basis. The Company’s commodity derivative contracts consist of fixed price swaps, under which Kimbell receives a fixed price for the contract and pays a floating market price to the counterparty over a specified period for a contracted volume. Kimbell hedges expected daily production based on the amount of debt as a percent of total enterprise value.

Kimbell Royalty Partners, LP – News Release

The following provides information concerning Kimbell’s hedge book as of June 30, 2022:

Fixed Price Swaps as of June 30, 2022
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
3Q 2022	139,196	1,759,316	$43.52	$2.44
4Q 2022	109,388	1,383,496	$46.00	$2.58
1Q 2023	91,854	1,204,308	$53.38	$2.73
2Q 2023	70,889	998,179	$61.16	$2.52
3Q 2023	72,680	1,047,880	$61.70	$3.09
4Q 2023	67,988	995,532	$63.00	$3.28
1Q 2024	54,509	823,186	$76.32	$4.15
2Q 2024	56,511	809,354	$82.40	$4.31

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss second quarter 2022 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 11, 2022 by dialing 201-612-7415 and using the conference ID 13730699#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Presentation

On August 4, 2022, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in approximately 16 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 122,000 gross wells with over 46,000 wells in the Permian Basin. To learn more, visit kimbellrp.com.

Kimbell Royalty Partners, LP – News Release

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth, drilling inventory, growth potential, identified locations, the tax treatment of Kimbell's distributions, future natural gas and other commodity prices, changes to supply and demand for oil, natural gas and NGLs and the ongoing COVID-19 pandemic and its impacts on Kimbell and on the oil and gas industry. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized, risks relating to the COVID-19 pandemic, and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, risks relating to tax matters, and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

June 30,
2022
Assets:
Current assets
Cash and cash equivalents	$13,318
Oil, natural gas and NGL receivables	53,595
Derivative assets	2,041
Accounts receivable and other current assets	2,145
Total current assets	71,099
Property and equipment, net	1,234
Investment in affiliate (equity method)	1,137
Oil and natural gas properties
Oil and natural gas properties (full cost method)	1,204,840
Less: accumulated depreciation, depletion and impairment	(684,969)
Total oil and natural gas properties, net	519,871
Right-of-use assets, net	2,688
Derivative assets	1,300
Loan origination costs, net	3,748
Assets of consolidated variable interest entities:
Cash	787
Investments held in trust	237,224
Prepaid expenses	337
Total assets	$839,425
Liabilities and unitholders' equity:
Current liabilities
Accounts payable	$1,553
Other current liabilities	5,179
Derivative liabilities	36,191
Total current liabilities	42,923
Operating lease liabilities, excluding current portion	2,402
Derivative liabilities	5,891
Long-term debt	216,116
Other liabilities	385
Liabilities of consolidated variable interest entities:
Accounts payable	—
Other current liabilities	436
Deferred underwriting commissions	8,050
Total liabilities	276,203
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest in Kimbell Tiger Acquisition Corporation	236,900
Kimbell Royalty Partners, LP unitholders' equity:
Common units	475,270
Class B units	410
Total Kimbell Royalty Partners, LP unitholders' equity	475,680
Noncontrolling deficit interest in OpCo	(149,358)
Total equity	326,322
Total liabilities, mezzanine equity and unitholders' equity	$839,425

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	June 30, 2022	June 30, 2021
Revenue
Oil, natural gas and NGL revenues	$78,592	$38,838
Lease bonus and other income	1,213	1,104
Loss on commodity derivative instruments, net	(7,094)	(14,217)
Total revenues	72,711	25,725
Costs and expenses
Production and ad valorem taxes	5,003	2,564
Depreciation and depletion expense	11,274	8,337
Marketing and other deductions	4,063	2,551
General and administrative expenses	7,866	6,685
Consolidated variable interest entities related:
General and administrative expenses	591	—
Total costs and expenses	28,797	20,137
Operating income	43,914	5,588
Other income (expense)
Equity income in affiliate	3,385	274
Interest expense	(3,323)	(2,102)
Other income (expense)	898	(49)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	223	—
Net income before income taxes	45,097	3,711
Income tax expense	1,803	—
Net income	43,294	3,711
Distribution and accretion on Series A preferred units	—	(1,578)
Net income attributable to noncontrolling interests	(5,424)	(621)
Distributions on Class B units	(8)	(21)
Net income attributable to common units of Kimbell Royalty Partners, LP	$37,862	$1,491

Basic	$0.66	$0.04
Diluted	$0.55	$0.04
Weighted average number of common units outstanding
Basic	55,424,930	39,312,388
Diluted	65,543,669	41,124,489

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as a supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, impairment of oil and natural gas properties, non cash unit based compensation, unrealized gains and losses on derivative instruments, cash distribution from affiliate, equity income (loss) in affiliate, gains and losses on sales of assets and operational impacts of variable interest entities, which include general and administrative expense and interest income.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as Kimbell’s general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	June 30, 2022	June 30, 2021
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$40,423	$28,479
Interest expense	3,323	2,102
Income tax expense	1,803	—
Amortization of right-of-use assets	(79)	(74)
Amortization of loan origination costs	(459)	(382)
Equity income in affiliate, net	—	274
Forfeiture of restricted units	20	—
Unit-based compensation	(2,949)	(2,744)
Gain (loss) on derivative instruments, net of settlements	6,564	(11,043)
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	12,039	(1,050)
Accounts receivable and other current assets	(176)	(8)
Accounts payable	341	14
Other current liabilities	(1,396)	(1,227)
Operating lease liabilities	80	82
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	223	—
Other assets and liabilities	(63)	—
Consolidated EBITDA	$59,694	$14,423
Add:
Unit-based compensation	2,949	2,744
(Gain) loss on derivative instruments, net of settlements	(6,564)	11,043
Cash distribution from affiliate	432	131
Equity income in affiliate	(3,385)	(274)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(223)	—
General and administrative expenses	591	—
Consolidated Adjusted EBITDA	$53,494	$28,067
Adjusted EBITDA attributable to noncontrolling interest	(6,702)	(8,167)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$46,792	$19,900

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	2,442	1,249
Cash income tax expense	2,043	—
Cash distributions on Series A preferred units	—	682
Restricted units repurchased for tax withholding	—	156
Distributions on Class B units	8	21
Cash available for distribution on common units	$42,299	$17,792

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
June 30, 2022
Net income	$43,294
Depreciation and depletion expense	11,274
Interest expense	3,323
Income tax expense	1,803
Consolidated EBITDA	$59,694
Unit-based compensation	2,949
Gain on derivative instruments, net of settlements	(6,564)
Cash distribution from affiliate	432
Equity income in affiliate	(3,385)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(223)
General and administrative expenses	591
Consolidated Adjusted EBITDA	$53,494
Adjusted EBITDA attributable to noncontrolling interest	(6,702)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$46,792

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	2,442
Cash income tax expense	2,043
Distributions on Class B units	8
Cash available for distribution on common units	$42,299

Common units outstanding on June 30, 2022	57,331,833

Cash available for distribution per common unit outstanding	$0.74

Common units outstanding on August 15, 2022 Record Date	57,331,833

Second quarter 2022 distribution declared (1)	$0.55

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
June 30, 2021
Net income	$3,711
Depreciation and depletion expense	8,337
Interest expense	2,102
Cash distribution from affiliate	273
Income tax expense	—
Consolidated EBITDA	$14,423
Unit-based compensation	2,744
Loss on commodity derivative instruments, net of settlements	11,043
Cash distribution from affiliate	131
Equity income in affiliate	(274)
Consolidated Adjusted EBITDA	$28,067
Adjusted EBITDA attributable to noncontrolling interest	(8,167)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$19,900

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	1,249
Cash distributions on Series A preferred units	682
Restricted units repurchased for tax withholding	156
Distributions on Class B units	21
Cash available for distribution on common units	$17,792

Common units outstanding on June 30, 2021	42,916,472

Cash available for distribution per common unit outstanding	$0.41

Common units outstanding on August 2, 2021 Record Date	42,916,472

Second quarter 2021 distribution declared (1)	$0.31

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	June 30, 2022
Net income	$43,294
Depreciation and depletion expense	11,274
Interest expense	3,323
Income tax expense	1,803
Consolidated EBITDA	$59,694
Unit-based compensation	2,949
Gain on derivative instruments, net of settlements	(6,564)
Cash distribution from affiliate	432
Equity income in affiliate	(3,385)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(223)
General and administrative expenses	591
Consolidated Adjusted EBITDA	$53,494

Q3 2021 - Q1 2022 Consolidated Adjusted EBITDA (1)	113,459
Trailing Twelve Month Consolidated Adjusted EBITDA	$166,953

Long-term debt (as of 6/30/22)	216,116
Cash and cash equivalents (as of 6/30/22)	(14,105)
Net debt (as of 6/30/22)	$202,011

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	1.2	x

(1)  Consolidated Adjusted EBITDA for each of the quarters ended September 30, 2021, December 31, 2021 and March 31, 2022 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.  This also includes the trailing twelve months pro forma results from the Q4 2021 acquisition that closed in December 2021 in accordance with Kimbell's secured revolving credit facility.